Exhibit 99.1

The Stromag Business

Combined Financial Statements

For the Years Ended 31 December 2015 and 31 December 2014

Combined Income Statement

For the years ended 31 December 2015 and 31 December 2014

	Notes	2015	2014
		€000	€000

Sales	2	131,388	133,034

Operating profit	3	6,233	7,460

Interest payable		(1,517)	(1,134)
Interest receivable		403	285
Other net financing charges		(275)	(403)
Net financing costs	4	(1,389)	(1,252)

Profit before taxation		4,844	6,208

Taxation	5	(1,854)	(2,957)
Profit after taxation for the year		2,990	3,251

Combined Statement of Comprehensive Income

For the years ended 31 December 2015 and 31 December 2014

	Notes	2015	2014
		€000	€000
Profit after taxation for the year		2,990	3,251
Other comprehensive income
Items that may be reclassified to profit or loss
Currency variations- arising in year		1,475	1,383
Taxation	5	(15)	(40)
		1,460	1,343
Items that will not be reclassified to profit or loss
Remeasurement of defined benefit plans	19	312	(1,542)
Taxation	5	(53)	587
		259	(955)
Other comprehensive income for the year		1,719	388

Total comprehensive income for the year		4,709	3,639

Combined Statement of Changes in Invested Capital

For the years ended 31 December 2015 and 31 December 2014

		Total
		invested
		capital
	Notes	€000
At 1 January 2015		136,151
Profit for the year		2,990
Other comprehensive income		1,719
Total comprehensive income		4,709
Dividends paid to the owners of the Stromag Business	6	(3,289)
Other transactions with owners of the Stromag Business	6	(4,715)
At 31 December 2015		132,856
At 1 January 2014		141,387
Profit for the year		3,251
Other comprehensive income		388
Total comprehensive income		3,639
Dividends paid to the owners of the Stromag Business	6	(6,976)
Other transactions with owners of the Stromag Business	6	(1,899)
At 31 December 2014		136,151

Combined Balance Sheet

At 31 December 2015 and 31 December 2014

	Notes	2015	2014	2013
		€000	€000	€000
Assets
Non-current assets
Goodwill	8	86,973	86,890	86,785
Other intangible assets	8	61,507	68,339	75,297
Property, plant and equipment	9	22,060	23,216	24,919
Other receivables	10	9,884	11,712	11,710
Deferred tax assets	5	1,518	530	107
		181,942	190,687	198,818
Current assets
Inventories	11	23,178	23,411	23,738
Trade and other receivables	12	23,884	22,817	18,526
Cash and cash equivalents	14	1,455	1,458	723
Other financial assets	14	2,784	2,706	2,965
		51,301	50,392	45,952
Total assets		233,243	241,079	244,770

Liabilities
Current liabilities
Borrowings	14	(403)	(433)	(345)
Other financial liabilities	14	(30,272)	(29,545)	(26,193)
Trade and other payables	13	(21,440)	(21,206)	(20,385)
Current tax liabilities		(505)	(1,483)	(547)
Provisions	16	(1,525)	(3,812)	(5,290)
		(54,145)	(56,479)	(52,760)
Non-current liabilities
Deferred tax liabilities	5	(20,835)	(22,194)	(24,044)
Trade and other payables	13	(161)	-	-
Provisions	16	(11,891)	(11,177)	(12,427)
Post-employment obligations	19	(13,355)	(15,078)	(14,152)
		(46,242)	(48,449)	(50,623)
Total liabilities		(100,387)	(104,928)	(103,383)

Net assets		132,856	136,151	141,387

Total invested capital		132,856	136,151	141,387

The financial statements on pages 2 to 27 were approved by the Board of Directors of GKN Industries Limited and authorised for issue on 17 January 2017. They were signed on its behalf by:

/s/ Adam Walker

Adam Walker, Director

Combined Cash Flow Statement

For the years ended 31 December 2015 and 31 December 2014

	Notes	2015	2014
		€000	€000
Cash flows from operating activities
Cash generated from operations	18	15,045	12,573
Interest received		332	227
Interest paid		(1,235)	(993)
Tax paid		(7,342)	(3,237)
		6,800	8,570
Cash flows from investing activities
Purchase of property, plant and equipment		(3,129)	(2,576)
Purchase of intangible assets		(227)	(128)
Proceeds from sale and realisation of fixed assets		577	183
		(2,779)	(2,521)
Cash flows from financing activities
Proceeds from borrowing facilities		649	3,610
Dividends paid to the owners of the Stromag Business	6	(3,289)	(6,976)
		(2,640)	(3,366)
Movement in cash and cash equivalents		1,381	2,683
Cash and cash equivalents at 1 January		1,025	378
Currency variations		(1,354)	(2,036)
Cash and cash equivalents at 31 December	18	1,052	1,025

Notes to the Combined Financial Statements

For the years ended 31 December 2015 and 31 December 2014

1	Accounting policies and presentation

The Stromag Business’ significant accounting policies are summarised below.

Background to the transaction

On 20 October 2016, Altra Industrial Motion Corp (“Altra”), entered into an agreement with GKN Industries Limited (“GKN”) to acquire the Stromag Business of GKN (the “Stromag Business”).

Stromag is an engineer of industrial power management components with core products including hydraulic clutches, electro-magnetic brakes and flexible couplings serving end markets including agricultural equipment, construction and mining machinery, renewable energy and the metal processing industry.

The accompanying historical financial information reflects the assets, liabilities, revenues and expenses directly attributed to the Stromag Business (“Stromag Business Historical Financial Information” or “Stromag Business HFI”).

Basis of preparation

The Stromag Business has not comprised a separate legal entity or group of entities for the years ended 31 December 2015 and 2014. The Stromag Business HFI is therefore prepared on a basis that combines the results, assets and liabilities of the Stromag Business by applying the principles underlying the consolidation procedures of IFRS 10 ‘Consolidated Financial Statements’ (IFRS 10) for each of the years ended 31 December 2015 and 2014 and as at these dates. On such basis, the Stromag Business HFI sets out the combined balance sheet as at 31 December 2015 and 2014 and the results of operations and cash flows for the two years then ended.

The Stromag Business HFI has been prepared in accordance with this basis of preparation which the Directors believe is appropriate for the intended use of these financial statements, which is to provide historical financial information to Altra to assist them in satisfying their reporting responsibilities. This basis of preparation describes how the Stromag Business HFI has been prepared in accordance with International Financial Reporting Standards as issued by the IASB and the IFRS Interpretation Committee interpretations (together “IFRS”). The principal accounting policies that have been applied to the Stromag Business HFI are set out below. These policies have been consistently applied to all years presented unless otherwise stated.

The Stromag Business HFI is presented in thousands of Euros (‘€’) and is prepared on an historical cost basis.

The following summarises the accounting and other principles applied in preparing the Stromag Business HFI:

The Stromag Business HFI was prepared using the Stromag Business’ historical records and includes all sales, costs, assets and liabilities directly attributable to the Stromag Business. Costs directly associated with the Stromag Business, for example, the costs of engineering and manufacturing, are separately identifiable and have been included directly within the Stromag Business HFI.

In addition, there are a number of other indirect central costs which have been allocated into the Stromag Business HFI to reflect the fact that the Stromag Business operated as part of the wider GKN Group. These costs primarily relate to the sales force, general marketing and merchandising, certain engineering and general corporate expenses related to finance, information technology, human resources and communications. These expenses have been allocated to the Stromag Business on the basis of direct usage when identifiable, with the remainder allocated on the basis of an allocation key determined using the value of sales less raw material costs of each sub division of the GKN Land Systems Division.

All such costs and expenses have been deemed to have been settled by the Stromag Business to GKN in the period in which the costs were incurred. Invested capital in the Stromag Business as shown in the Combined Balance Sheet includes cash pooling arrangements with GKN as well as certain other intercompany receivables/payables with GKN without formal repayment terms. Formal loan arrangements with GKN Group are presented as other financial assets and other financial liabilities.

1	Accounting policies and presentation (continued)

Basis of preparation (continued)

The Stromag Business HFI has been prepared on a carve-out basis and the results do not necessarily reflect what the results of operations, financial position, or cash flows would have been had the Stromag Business been a separate entity or the future results of the Stromag Business as it will exist upon completion of the transaction as this would be dependent on multiple factors including organisation structure and strategic decisions made in various areas, including IT and infrastructure. The Directors believe that assumptions underlying the combined financial statements, including the assumptions regarding allocating corporate expenditure from the parent are reasonable.

GKN uses a centralised approach to cash management and financing its operations. Where cash is included in a legal entity transferring to Altra, that cash is also included in the Stromag Business HFI. Other cash transactions between GKN and the Stromag Business are accounted for through invested capital. Accordingly, none of the cash, cash equivalents, debt or related interest expense at the corporate level has been assigned to the Stromag Business in the Stromag Business HFI.

The income taxes charged to the Combined Income Statement have been prepared on a separate return basis as if the Stromag Business was a stand-alone entity. Historically, it was included in tax filings with other group entities. It does not maintain taxes payable to/from GKN, and it is deemed to settle the annual current tax balances immediately with the legal taxpaying entities. These settlements are reflected as changes in invested capital, unless included in a legal entity transferring to Altra.

These statements have been prepared using all standards and interpretations required for financial periods beginning 1 January 2015. No standards or interpretations have been adopted before the required implementation date.

Standards, revisions and amendments to standards and interpretations

The Stromag Business adopted all applicable amendments to standards with an effective date in 2015 with no material impact on its results, assets and liabilities. All other accounting policies have been applied consistently.

Basis of combination

Subsidiaries are all entities over which the Stromag Business has control. The Stromag Business controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are included from the date on which control is transferred to the Stromag Business. They are deconsolidated from the date that control ceases.

Inter-company transactions, balances and unrealised gains/losses on transactions between companies in the Stromag Business are eliminated.

Foreign currencies

Subsidiaries account in the currency of their primary economic environment of operation, determined having regard to the currency which mainly influences sales and input costs. Transactions are translated at exchange rates approximating to the rate ruling on the date of the transaction except in the case of material transactions when actual spot rate may be used where it more accurately reflects the underlying substance of the transaction. Assets and liabilities denominated in foreign currencies are translated at the exchange rates ruling at the balance sheet date. Such transactional exchange differences are taken into account in determining profit before tax.

The Stromag Business’ presentational currency is the Euro. On combination, results and cash flows of foreign subsidiaries are translated into Euros at average exchange rates except in the case of material transactions when the actual spot rate is used where it more accurately reflects the underlying substance of the transaction. Assets and liabilities are translated at the exchange rates ruling at the balance sheet date. Such translational exchange differences are taken to invested capital.

Profits and losses on the realisation of foreign currency net investments include the accumulated net exchange differences that have arisen on the retranslation of the foreign currency net investments since 5 September 2011, when GKN bought the Stromag Business, up to the date of realisation.

1	Accounting policies and presentation (continued)

Revenue recognition

Sales

Revenue from the sale of goods is measured at the fair value of the consideration receivable which generally equates to the invoiced amount, excluding sales taxes and net of allowances for returns, early settlement discounts and rebates. The Stromag Business has one principal revenue stream:

Sales of product

This revenue stream accounts for the overwhelming majority of the Stromag Business sales to original equipment manufacturers and the aftermarket industry. Products sold include clutches, brakes and flexible couplings.

Invoices for goods are raised when the risks and rewards of ownership have passed which, dependent upon contractual terms, may be at the point of despatch or acceptance by the customer.

Other income

Interest income is recognised using the effective interest rate method.

Sales and other income is recognised in the income statement when it can be reliably measured and its collectability is reasonably assured.

Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation and impairment charges.

Cost

Cost comprises the purchase price plus costs directly incurred in bringing the asset into use and borrowing costs on qualifying assets, defined as an asset or programme where the period of capitalisation is more than 12 months and the capital value is more than €1,500,000.

Where assets are in the course of construction at the balance sheet date they are classified as capital work in progress. Transfers are made to other asset categories when they are available for use.

Depreciation

Depreciation is not provided on freehold land or capital work in progress. In the case of all other categories of property, plant and equipment, depreciation is provided on a straight line basis over the course of the financial year from the date the asset is available for use.

Depreciation is applied to specific classes of asset so as to reduce them to their residual values over their estimated useful lives, which are reviewed annually.

The range of depreciation lives are:
Years
Freehold buildings	Up to 50
General plant, machinery, fixtures and fittings	6 to 15
Computers	3 to 5
Commercial vehicles and cars	4 to 5

Property, plant and equipment is reviewed at least annually for indications of impairment. Where an impairment charge arises in the ordinary course of business it is recorded in trading profit.

1	Accounting policies and presentation (continued)

Financial assets and liabilities

Financial liabilities are recorded in arrangements where payments, or similar transfers of financial resources, are unavoidable or guaranteed.

Borrowings are measured initially at fair value which usually equates to proceeds received and includes transaction costs. Borrowings are subsequently measured at amortised cost.

Cash and cash equivalents comprise cash on hand and demand deposits, and overdrafts together with highly liquid investments of less than 90 days maturity. Unless an enforceable right of set-off exists and there is an intention to net settle, the components of cash and cash equivalents are reflected on a gross basis in the balance sheet.

Other financial assets and liabilities, including short term receivables and payables, are initially recognised at fair value and subsequently measured at amortised cost less any impairment provision unless the impact of the time value of money is considered to be material.

Goodwill

Goodwill consists of the excess of the fair value of the consideration over the fair value of the identifiable intangible and tangible assets net of the fair value of the liabilities including contingencies of businesses acquired at the date of acquisition. Acquisition related expenses are charged to the income statement as incurred. Goodwill in respect of business combinations of subsidiaries is recognised as an intangible asset.

Goodwill is not amortised but tested at least annually for impairment. Goodwill is carried at cost less any recognised impairment losses that arise from the annual assessment of its carrying value. To the extent that the carrying value exceeds recoverable amount, determined as the higher of estimated discounted future net cash flows or recoverable amount on a fair value less cost of disposal basis, goodwill is written down to the recoverable amount and an impairment charge is recognised in the income statement

Other intangible assets

Other intangible assets are stated at cost less accumulated amortisation and impairment charges.

Development costs

Where development expenditure results in a new or substantially improved product or process and it is probable that this expenditure will be recovered, it is capitalised. Cost comprises development expenditure and borrowing costs on qualifying assets or fair value on initial recognition when as a result of a business combination.

Amortisation is charged from the date the asset is available for use, on a straight line basis over the asset’s life up to a maximum of 7 years.

Capitalised development costs are subject to annual impairment reviews with any resulting impairments charged to the income statement.

Research expenditure and development expenditure not qualifying for capitalisation is written off as incurred.

Computer software

Where computer software is not integral to an item of property, plant or equipment its costs are capitalised and categorised as intangible assets. Cost comprises the purchase price plus costs directly incurred in bringing the asset into use. Amortisation is provided on a straight line basis over its useful economic life which is in the range of 3-5 years.

1	Accounting policies and presentation (continued)

Other intangible assets (continued)

Assets acquired on business combinations - non-operating intangible assets

Non-operating intangible assets are intangible assets that are acquired as a result of a business combination, which arise from contractual or other legal rights and are not transferable or separable. On initial recognition they are measured at fair value. Amortisation is charged on a straight line basis to the income statement over their expected useful lives which are:

Years
Marketing related assets	-	brands and trademarks	20-50
	-	agreements not to compete	Life of agreement
Customer related assets	-	order backlog	Length of backlog
	-	other customer contracts and relationships	2-25
Technology based assets			5-25

Inventories

Inventories are valued at the lower of cost and estimated net realisable value with due allowance being made for obsolete or slow-moving items. Cost is determined on a first in, first out or weighted average cost basis. Cost includes raw materials, direct labour, other direct costs and the relevant proportion of works overheads assuming normal levels of activity. Net realisable value is the estimated selling price less estimated selling costs and costs to complete.

Taxation

Current tax and deferred tax are recognised in the income statement unless they relate to items recognised directly in other comprehensive income when the related tax is also recognised in other comprehensive income.

Full provision is made for deferred tax on all temporary differences resulting from the difference between the carrying value of an asset or liability in the combined financial statements and its tax base. The amount of deferred tax reflects the expected manner of realisation or settlement of the carrying amount of the assets and liabilities using tax rates enacted or substantively enacted at the balance sheet date.

Deferred tax assets are reviewed at each balance sheet date and are only recognised to the extent that it is probable that they will be recovered against future taxable profits.

No deferred tax is recognised on the unremitted profits of overseas branches and subsidiaries except to the extent that it is probable that such earnings will be remitted to the parent in the foreseeable future.

Pensions and post-employment benefits

The Stromag Business’ pension arrangements comprise defined benefit and membership of defined contribution schemes throughout the world. In certain companies, pension arrangements contain insurance policies, the premiums to which are based on the advice of independent actuaries. In other companies funds are retained within the business to provide for retirement obligations.

The Stromag Business accounts for all post-employment defined benefit schemes through recognition of the schemes’ surpluses or deficits on the balance sheet at the end of each year. Remeasurement of defined benefit plans is included in other comprehensive income. Current and past service costs, curtailments and settlements are recognised within operating profit. Interest charges on net defined benefit plans are recognised in other net financing charges.

For defined contribution arrangements the cost charged to the income statement represents the Stromag Business’ contributions to the relevant schemes in the year in which they fall due.

1	Accounting policies and presentation (continued)

Provisions

Provisions for warranty exposures, environmental matters, employee obligations and legal claims are recognised when: the Stromag Business has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount can be reliably estimated. Provisions are not recognised for future operating losses.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the obligation. Provisions are only discounted where the effect is material.

Standards, revisions and amendments to standards and interpretations issued but not yet adopted

The Stromag Business does not intend to adopt any standard, revision or amendment before the required implementation date. At the date of authorisation of these financial statements, the following standards which have not been applied in these financial statements were in issue but not yet effective:

•	IFRS 9 Financial Instruments (effective from 1 January 2018);
•	IFRS 15 Revenue from contracts with customers (effective from 1 January 2018); and
•	IFRS 16 Leases (effective from 1 January 2019).

These standards and other revisions to standards and interpretations which have an implementation date in 2017 or thereafter are still being assessed.

Significant judgements, key assumptions and estimates

The Stromag Business’ significant accounting policies are set out above. The Stromag HFI includes cost allocations for certain functions provided by GKN, which require the use of estimates. These costs have been allocated on the basis of production type measures. These costs were affected by arrangements that existed in the GKN Group and are not necessarily representative of the position that will prevail in the future. The preparation of financial statements, in conformity with IFRS, requires the use of estimates, subjective judgement and assumptions that may affect the amounts of assets and liabilities at the balance sheet date and reported profit and earnings for the year. The Directors base these estimates, judgements and assumptions on a combination of past experience, professional expert advice and other evidence that is relevant to the particular circumstance.

Accounting policies where the Directors consider the more complex estimates, judgements and assumptions have to be made are those in respect of post-employment obligations (note 19), taxation (note 5), provisions (note 16) and impairment of non-current assets (note 8). Details of the principal judgements, assumptions and estimates made are set out in the related notes as identified.

2	Geographical analysis

The Stromag Business is not a listed entity and as a consequence IFRS 8 is not applicable. Accordingly limited segmental information is provided.

(a)	Sales
		Germany	France	USA	Other	Total
		€000	€000	€000	€000	€000
	2015	75,607	24,527	15,164	16,090	131,388

	2014	78,929	25,834	11,392	16,879	133,034

(b)	Operating profit
		Germany	France	USA	Other	Total
		€000	€000	€000	€000	€000
	2015
	Trading profit before depreciation, impairment and amortisation	6,811	2,621	3,087	4,493	17,012
	Depreciation and impairment of property, plant and equipment	(2,295)	(805)	(427)	(241)	(3,768)
	Amortisation of operating intangible assets	(168)	-	-	(15)	(183)
	Amortisation of non-operating intangible assets	(6,828)	-	-	-	(6,828)
		(2,480)	1,816	2,660	4,237	6,233

	2014
	Trading profit before depreciation, impairment and amortisation	10,193	2,653	2,068	3,720	18,634
	Depreciation and impairment of property, plant and equipment	(2,366)	(1,024)	(535)	(163)	(4,088)
	Amortisation of operating intangible assets	(257)	-	-	(1)	(258)
	Amortisation of non-operating intangible assets	(6,828)	-	-	-	(6,828)
		742	1,629	1,533	3,556	7,460

3	Operating profit

The analysis of the additional components of operating profit is shown below:

	2015	2014
	€000	€000
Sales	131,388	133,034

Operating costs
Change in stocks of finished goods and work in progress	542	37
Raw materials and consumables	(46,033)	(43,465)
Staff costs (note 7)	(46,386)	(48,943)
Reorganisation costs (i):
Redundancy and other employee related amounts	(1,342)	(659)
Recharges (iii)	(3,961)	(2,578)
Depreciation of property, plant and equipment	(3,768)	(3,870)
Impairment of property, plant and equipment	-	(218)
Amortisation of operating intangible assets	(183)	(258)
Amortisation of non-operating intangible assets arising on business combinations	(6,828)	(6,828)
Operating lease rentals payable:
Plant and equipment	(893)	(878)
Property	(764)	(538)
Impairment of trade receivables	(249)	(254)
Net exchange differences on foreign currency transactions	84	217
Other costs	(15,374)	(17,339)
	(125,155)	(125,574)
Operating profit	6,233	7,460

(i)	Reorganisation costs reflect actions to reduce costs, improve productivity and rationalise facilities in continuing operations. This cost is included in operating profit.
(ii)	Research and development expenditure was €4,928,000 (2014: €5,409,000), net of customer and government funding.
(iii)	Recharges represent management charges and allocations to the Stromag Business.
4	Net financing costs

		2015	2014
		€000	€000
(a)	Interest payable
	Financial liabilities	(1,351)	(1,012)
	Short term bank and other borrowings	(166)	(109)
	Repayable within five years	-	(13)
		(1,517)	(1,134)
	Interest receivable
	Financial assets	378	275
	Short term investments, loans and deposits	25	10
		403	285
	Net interest payable and receivable	(1,114)	(849)

Interest payable and receivable on financial assets/liabilities includes amounts in respect of intercompany balances with GKN group companies.

		2015	2014
		€000	€000
(b)	Other net financing charges
	Interest charge on net defined benefit plans	(271)	(396)
	Unwind of discounts	(4)	(7)
		(275)	(403)

5	Taxation
(a)	Tax expense

	2015	2014
Analysis of charge in year	€000	€000
Current tax (charge)/credit
Current year charge	(3,836)	(4,595)
Adjustments in respect of prior years	(414)	(82)
	(4,250)	(4,677)
Deferred tax (charge)/credit
Origination and reversal of temporary differences	2,288	1,972
Adjustments in respect of prior years	108	(252)
	2,396	1,720
Total tax charge for the year	(1,854)	(2,957)

Significant judgements and estimates

The Stromag Business operates in many jurisdictions and is subject to tax audits which can take several years to conclude. Therefore, the accrual for current tax includes provisions for uncertain tax positions which require estimates and the exercise of judgement in respect of the interpretation of tax laws and the likelihood of challenge to historic tax positions. Where appropriate, estimates of interest and penalties are included in these provisions. As amounts provided for in any year could differ from eventual tax liabilities, subsequent adjustments which have an impact on the Stromag Business’ tax rate and/or cash tax payments may arise.

Tax payments comprise payments on account and payments on the final resolution of open items and, as a result, there can be differences between the charge in the income statement and cash tax payments. With regard to deferred tax, judgement is required for the recognition of deferred tax assets, which is based on expectations of future financial performance in particular legal entities or tax groups.

Tax reconciliation	2015		2014
	€000%		€000%
Profit before tax	4,844		6,208

Tax charge calculated at 20.25% (2014: 21.5%) standard UK corporate tax rate	(981)	(20)	(1,335)	(22)
Differences between UK and overseas corporate tax rates	(366)	(8)	(765)	(12)
Non-deductible and non-taxable items	527	11	(629)	(1 0)
Utilisation of previously unrecognised tax losses and other assets	21	-	156	2
Changes in tax rates	(24)	-	(5)	-
Other changes in deferred tax assets	(725)	(15)	(45)	(1)
Tax charge on ordinary activities	(1,548)	(32)	(2,623)	(43)
Adjustments in respect of prior years	(306)	(6)	(334)	(5)
Total tax charge for the year	(1,854)	(38)	(2,957)	(48)
(b)	Tax included in other comprehensive income

	2015	2014
	€000	€000
Deferred tax on post-employment obligations	(53)	587
Current tax on foreign currency gains and losses on intra-group funding	11	(11)
Deferred tax on foreign currency gains and losses on intra-group funding	(26)	(29)
	(68)	547

5	Taxation (continued)
(c)	Recognised deferred tax

The movements in deferred tax assets and liabilities (prior to the offsetting of balances within the same jurisdiction as permitted by lAS 12) during the year are shown below:

	Assets			Liabilities
	Post-
	employment	Tax		Fixed
	obligations	losses	Other	assets	Total
	€000	€000	€000	€000	€000
At 1 January 2015	1,655	30	500	(23,849)	(21,664)
Included in the income statement	(202)	(26)	(10)	2,634	2,396
Included in other comprehensive income	(53)	2	16	(44)	(79)
Currency variations	1	-	19	10	30
At 31 December 2015	1,401	6	525	(21,249)	(19,317)
At 1 January 2014	1,189	65	1,113	(26,304)	(23,937)
Included in the income statement	(124)	(40)	(615)	2,499	1,720
Included in other comprehensive income	587	-	15	(44)	558
Currency variations	3	5	(13)	-	(5)
At 31 December 2014	1,655	30	500	(23,849)	(21,664)

Deferred tax assets are recognised where management projections indicate the future availability of taxable profits to absorb the deductions.

‘Other’ deferred tax arises mainly in relation to items that are taxable or tax deductible in a different period than the income or expense is accrued in the financial statements.

(d)	Unrecognised deferred tax assets

There are no unrecognised deferred tax assets in the Stromag Business.

No deferred tax is recognised on the unremitted earnings of overseas subsidiaries except where the distribution of such profits is planned. If these earnings were remitted in full, tax of €1,481,000 (2014: €1,453,000) would be payable.

6	Transactions with the owners of the Stromag Business

	Recognised
	2015	2014
	€000	€000
Interim dividend paid	(3,289)	(6,976)
Other transactions with owners of the Stromag business	(4,715)	(1,899)
	(8,004)	(8,875)

Dividends were paid from legal entities in the deal perimeter to other entities in the GKN group.

Other transactions with the owner of the Stromag Business primarily represent movements on cash pool arrangements administered by entities within the GKN group but outside of the deal perimeter.

7	Employees

	2015	2014
Employee benefit expense	€000	€000
Wages and salaries	(38,452)	(40,598)
Social security costs	(7,980)	(8,037)
Post-employment costs	46	(308)
	(46,386)	(48,943)

The Stromag Business has previously been part of the wider GKN group. Within GKN, key management were deemed to be GKN plc Board Directors and members of the GKN Group’s Executive Committee. Within GKN Land Systems, the division where the Stromag Business was managed, key management were deemed to be the Division’s Executive Management Team. Due to the nature of these carve-out combined financial statements, the costs of these management teams are not fully included in the income statement, but rather an allocation of their costs. There was no management team focussed solely on the Stromag Business and therefore it is not meaningful to show key management compensation.

8	Goodwill and other intangible assets
(a)	Goodwill

	2015	2014	2013
	€000	€000	€000
Cost and net book value
At 1 January	86,890	86,785	86,820
Currency variations	83	105	(35)
At 31 December	86,973	86,890	86,785

Goodwill relates to the acquisition of the Stromag Business on 5 September 2011.

(b)	Other intangible assets

	2015
			Assets arising on business combinations
	Development	Computer	Marketing	Customer	Technology
	costs	software	related	related	based	Total
	€000	€000	€ 000	€000	€000	€000
Cost
At 1 January 2015	448	1,046	5,758	58,890	26,133	92,275
Additions	-	227	-	-	-	227
Disposals	-	(69)	-	-	-	(69)
Currency variations	-	(6)	-	-	-	(6)
At 31 December 2015	448	1,198	5,758	58,890	26,133	92,427
Accumulated amortisation
At 1 January 2015	(448)	(722)	(679)	(9,162)	(12,925)	(23,936)
Charge for the year	-	(183)	(288)	(3,927)	(2,613)	(7,011)
Disposals	-	28	-	-	-	28
Currency variations	-	(1)	-	-	-	(1)
At 31 December 2015	(448)	(878)	(967)	(13,089)	(15,538)	(30,920)
Net book amount at 31 December 2015	-	320	4,791	45,801	10,595	61,507

	2014
			Assets arising on business combinations
	Development	Computer	Marketing	Customer	Technology
	costs	software	related	related	based	Total
	€000	€000	€000	€000	€000	€000
Cost
At 1 January 2014	448	982	5,758	58,890	26,133	92,211
Additions	-	128	-	-	-	128
Disposals	-	(64)	-	-	-	(64)
At 31 December 2014	448	1,046	5,758	58,890	26,133	92,275
Accumulated amortisation
At 1 January 2014	(448)	(528)	(391)	(5,235)	(10,312)	(16,914)
Charge for the year	-	(258)	(288)	(3,927)	(2,613)	(7,086)
Disposals	-	64	-	-	-	64
At 31 December 2014	(448)	(722)	(679)	(9,162)	(12,925)	(23,936)
Net book amount at 31 December 2014	-	324	5,079	49,728	13,208	68,339

The non-operating intangible assets arising on business combinations relate to the GKN acquisition of the Stromag Business on 5 September 2011. Amounts were established at fair value as required by IFRS 3 and have been amortised in accordance with the accounting policy set out in note 1.

8	Goodwill and other intangible assets (continued)
(c)	Impairment testing

An impairment test is a comparison of the carrying value of the assets of a business or cash generating unit (CGU) to their recoverable amount. Where the recoverable amount is less than the carrying value, an impairment results. Goodwill relates to the acquisition of the Stromag Business in 2011 and has been tested for impairment annually.

All goodwill was tested for impairment.

Significant judgements, assumptions and estimates

The goodwill has been assessed for impairment using an estimation of fair value less costs of disposal based on a multiple of EBITDA and recent comparable market prices. Due to market conditions in the year and the short term nature of its order book, value in use was not considered to be a representative assessment for impairment testing. The relevant assets have been assessed against fair value less costs of disposal. The assessment used an assumed EBITDA taking into account past performance and operating cash flows of the business, and a market based multiple following a review of comparable companies within a peer group. Sensitivity analysis is provided below.

Key assumptions have been made by the Directors reflecting past experience and are consistent with relevant external sources of information.

Operating cash flows

The main assumptions within forecast operating cash flow include the achievement of future sales prices and volumes (including reference to specific customer relationships, product lines and the use of industry relevant external forecasts of global vehicle production, raw material input costs, the cost structure and the ability to realise benefits from annual productivity improvements, the impact of foreign currency rates upon selling price and cost relationships and the levels of maintaining capital expenditure required to support forecast production.

Long term growth rates

To forecast beyond the detailed cash flows into perpetuity, a long term average growth rate has been used. In each case, this is not greater than the published International Monetary Fund average growth rate in gross domestic product for the next five year period in the territory or territories. This results in a range of nominal growth rates:

Germany 2% (2014: 2%)

France 2% (2014: 2%)

USA 3% (2014: 3%)

Goodwill sensitivity analysis

The result of the Stromag Business’ impairment test is dependent on estimates and judgements made by the Directors, particularly in relation to the key assumptions described above. Sensitivity analysis to potential changes in key assumptions has therefore been reviewed.

At 31 December 2015, the date of the Stromag Business’ annual impairment test, the estimated recoverable amount of operations using fair value less costs of disposal exceeded their carrying value by €29,920,000.

The table below shows the assumptions used in the calculation of fair value less costs of disposal and the amount by which each assumption must change in isolation in order for the estimated recoverable amount to equal the carrying value.

Fair value less costs of disposal excess over carrying value	€29,920,000

Assumptions used in calculation of fair value less costs of disposal
EBITDA	€23,120,000
Multiple	8.5
Change required for the carrying value to exceed the recoverable amount
EBITDA	15%
Multiple	15%pts

9	Property, plant and equipment

	2015
			Other	Capital
	Land and	Plant and	tangible	work in
	buildings	machinery	assets	progress	Total
	€000	€000	€000	€000	€000
Cost
At 1 January 2015	13,091	15,006	8,265	247	36,609
Additions	104	851	559	1,293	2,807
Disposals	(240)	(739)	(256)	-	(1,235)
Transfers	381	213	147	(741)	-
Currency variations	58	(6)	51	5	108
At 31 December 2015	13,394	15,325	8,766	804	38,289
Accumulated depreciation and impairment
At 1 January 2015	(1,555)	(8,362)	(3,476)	-	(13,393)
Charge for the year	(482)	(2,189)	(1,097)	-	(3,768)
Disposals	8	707	252	-	967
Currency variations	33	(42)	(26)	-	(35)
At 31 December 2015	(1,996)	(9,886)	(4,347)	-	(16,229)
Net book amount at 31 December 2015	11,398	5,439	4,419	804	22,060

	2014
			Other	Capital
	Land and	Plant and	tangible	work in
	buildings	machinery	assets	progress	Total
	€000	€000	€000	€000	€000
Cost
At 1 January 2014	12,968	14,499	7,746	350	35,563
Additions	310	1,132	781	524	2,747
Disposals	-	(1,121)	(445)	-	(1,566)
Transfers	243	316	68	(627)	-
Currency variations	(430)	180	115	-	(135)
At 31 December 2014	13,091	15,006	8,265	247	36,609
Accumulated depreciation and impairment
At 1 January 2014	(1,135)	(6,888)	(2,621)	-	(10,644)
Charge for the year	(479)	(2,259)	(1,132)	-	(3,870)
Impairment charges	-	(109)	(109)	-	(218)
Disposals	-	988	428	-	1,416
Currency variations	59	(94)	(42)	-	(77)
At 31 December 2014	(1,555)	(8,362)	(3,476)	-	(13,393)
Net book amount at 31 December 2014	11,536	6,644	4,789	247	23,216

Included within other tangible assets at net book amount are fixtures, fittings and computers €4,388,000 (2014: €3,211,000) and commercial vehicles and cars €31,000 (2014: €76,000).

10	Other receivables

	2015	2014	2013
	€000	€000	€000
Indemnity receivable	9,875	11,616	11,616
Other receivables	9	96	94
	9,884	11,712	11,710

The indemnity receivable relates to environmental and employee obligations that were taken on when GKN acquired the Stromag Business on 5 September 2011. The seller at that time contractually committed to compensate GKN in the event of settlements and these indemnities are transferring within the transaction perimeter.

11	Inventories

	2015	2014	2013
	€000	€000	€000
Raw materials	9,463	10,238	10,602
Work in progress	7,654	7,337	7,530
Finished goods	6,061	5,836	5,606
	23,178	23,411	23,738

12	Trade and other receivables

	2015	2014	2013
	€000	€000	€000
Trade receivables	21,610	20,111	17,794
Other receivables	1,517	905	-
Prepayments	169	294	36
Indirect taxes recoverable	588	1,507	696
	23,884	22,817	18,526
Provisions for doubtful debts against trade receivables
At 1 January	(587)	(782)	(871)
Charge for the year
Additions	(249)	(254)	(90)
Unused amounts reversed	267	33	121
Amounts used	104	404	31
Currency variations	(1)	12	27
At 31 December	(466)	(587)	(782)
Trade receivables subject to provisions for doubtful debts	470	590	823
Ageing analysis of trade receivables past due but not impaired
Up to 30 days overdue	1,969	2,481	1,850
31 - 60 days overdue	569	633	518
61 - 90 days overdue	269	313	183
More than 90 days overdue	791	326	467

There is no provision against other receivable categories.

13	Trade and other payables

	2015		2014	2013
	Current	Non- current	Current	Current
	€000	€000	€000	€000
Amounts owed to suppliers and customers	(12,703)	-	(12,294)	(11,118)
Accrued interest	(299)	-	(133)	(49)
Payroll taxes, indirect taxes and audit fees	(2,221)	-	(2,442)	(2,251)
Amounts due to employees and employee benefit plans	(4,683)	(148)	(5,225)	(5,142)
Customer advances and deferred income	(1,534)	(13)	(1,112)	(1,825)
	(21,440)	(161)	(21,206)	(20,385)

14	Net debt

(a)	Analysis of net debt
		2015	2014	2013
		€000	€000	€000
	Bank overdrafts	(403)	(433)	(345)
	Other financial liabilities	(30,272)	(29,545)	(26,193)
	Borrowings	(30,675)	(29,978)	(26,538)
	Cash and cash equivalents	1,455	1,458	723
	Other financial assets	2,784	2,706	2,965
	Net debt	(26,436)	(25,814)	(22,850)

(i)	All borrowings are at variable interest rates.
(ii)

Other financial assets and liabilities represent amounts owed to GKN group companies, outside the Stromag Business, and are of a financing nature under loan arrangements which are repayable on demand and have variable interest rates.

(iii)

Unsecured bank overdrafts, bank balances and cash, other financial liabilities and other financial assets all of which are transferring to the purchaser under the terms of the transaction approximate to book value due to their short maturities and variable interest rates.

15	Financial risk management

The Stromag Business’ activities give rise to a number of financial risks: market risk, credit risk and liquidity risk. Market risk includes foreign currency risk and cash flow interest rate risk.

Risk management policies have been set by the GKN Executive Team and are implemented by a Treasury Department within the GKN Group that receives regular reports from all the operating companies to enable prompt identification of financial risks so that appropriate actions may be taken. The GKN Treasury Department has a policy and procedures manual that sets out specific guidelines to manage foreign currency risks, interest rate risk, financial credit risk and liquidity risk and the use of financial instruments to manage these.

(a)	Foreign currency risk

The Stromag Business has transactional currency exposures arising from sales or purchases by operating subsidiaries in currencies other than the subsidiaries’ functional currency. These exposures are forecast on a monthly basis by operating companies and are reported to the central GKN Treasury Department. Under the Stromag Business’ foreign currency policy, such exposures are hedged on a reducing percentage basis over a number of forecast time horizons using forward foreign currency contracts. There were no significant outstanding derivatives at each balance sheet date.

Due to the short time frames between order and delivery derivatives generally mature in the month of initiation.

The Stromag Business’ reporting currency for its combined financial statements is the euro. Changes in exchange rates will affect the translation of results and net assets of operations outside of Europe, where the euro is used. The Stromag Business’ largest exposure is the US dollar where a 1% movement in the average rate impacts trading profit by €25,000.

Analysis of net debt by currency:

	2015			2014			2013
		Cash and			Cash and			Cash and
		other financial			other financial			other financial
	Borrowings	assets	Total	Borrowings	assets	Total	Borrowings	assets	Total
	€000	€000	€000	€000	€000	€000
Euro	(29,826)	3,830	(25,996)	(28,994)	4,100	(24,894)	(25,699)	3,623	(22,076)
Sterling	-	394	394	-	30	30	-	55	55
Others	(849)	15	(834)	(984)	34	(950)	(839)	10	(829)
	(30,675)	4,239	(26,436)	(29,978)	4,164	(25,814)	(26,538)	3,688	(22,850)

15	Financial risk management (continued)
(b)	Interest rate risk

The Stromag Business is exposed to cash flow interest rate risk on variable rate net borrowings/funds. The Stromag Business’ policy is to optimise the interest cost in reported earnings and reduce volatility in the debt related element of the Stromag Business’ cost of capital and this is monitored through cash management and the mix of fixed/variable interest rates.

(c)	Credit risk

The Stromag Business is exposed to credit-related losses in the event of non-performance by counterparties to financial instruments. In terms of substance, and consistent with the related balance sheet presentation, the Stromag Business considers it has two types of credit risk; operational and financial. Operational credit risk relates to non-performance by customers in respect of trade receivables and by suppliers in respect of other receivables. Financial credit risk relates to non-performance by banks and similar institutions in respect of cash and deposits, facilities and financial contracts.

Operational

As suppliers to original equipment manufacturers the Stromag Business may have sizeable amounts outstanding with a single customer at any one time. The credit profiles of such original equipment manufacturers are available from credit rating agencies. The failure of any such customer to honour its debts could materially impact the Stromag Business’ results. However, there are many advantages in these relationships.

Credit risk and customer relationships are managed at a number of levels within the Stromag Business. At a business unit level documented credit control reviews are required to be held at least every month. The scope of these reviews includes amounts overdue and credit limits. At a Stromag Business level debtor ratios, overdue accounts and overall performance are reviewed regularly. Provisions for doubtful debts are determined at these levels based upon the customer’s ability to pay and other factors in the Stromag Business’ relationship with the customer.

At 31 December the largest 5 trade receivables as a proportion of total trade receivables analysed by major segment is as follows:

	2015	2014
	%	%
Germany	27	27
France	31	24

The amount of trade receivables outstanding at the year end does not represent the maximum exposure to operational credit risk due to the normal patterns of supply and payment over the course of a year. Based on management information collected as at month ends the maximum level of trade receivables at any one point during the year was €20,993,000 (2014: €18,419,000).

Financial

Credit risk is mitigated by the GKN Group’s policy of only selecting counterparties with a strong investment grade long term credit rating, normally at least A- or equivalent, and assigning financial limits to individual counterparties.

(d)	Capital risk management

The GKN Group defines capital as total equity. The GKN Group’s objectives when managing capital are to safeguard its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain a capital structure which optimises the cost of capital. In order to maintain or adjust the capital structure, the GKN Group may adjust the amount of dividends paid to shareholders, return capital to shareholders or issue new shares.

15	Financial risk management (continued)
(e)	Liquidity risk

The Stromag Business is exposed to liquidity risk as part of its normal financing and trading cycle at times when peak borrowings are required. The Stromag Business’ policies are to ensure that sufficient liquidity is available to meet obligations when they fall due and to maintain sufficient flexibility in order to fund investment objectives. Liquidity needs are assessed through short and long term forecasts. Committed bank facilities are available through the GKN group to enable objectives to be met.

All borrowings have a maturity of within one year.

There is no significant difference in the contractual undiscounted value of other financial assets and liabilities from the amounts stated in the balance sheet and balance sheet notes.

(f)	Categories of financial assets and financial liabilities

	Loans and	Amortised
	receivables	cost	Total
	€000	€000	€000
2015
Other receivables	9,884	-	9,884
Trade and other receivables	23,127	-	23,127
Cash and cash equivalents	1,455	-	1,455
Other financial assets	2,784	-	2,784
Borrowings	-	(30,675)	(30,675)
Trade and other payables	-	(13,002)	(13,002)
	37,250	(43,677)	(6,427)
2014
Other receivables	11,712	-	11,712
Trade and other receivables	21,016	-	21,016
Cash and cash equivalents	1,458	-	1,458
Other financial assets	2,706	-	2,706
Borrowings	-	(29,978)	(29,978)
Trade and other payables	-	(12,427)	(12,427)
	36,892	(42,405)	(5,513)
2013
Other receivables	11,710	-	11,710
Trade and other receivables	17,794	-	17,794
Cash and cash equivalents	723	-	723
Other financial assets	2,965	-	2,965
Borrowings	-	(26,538)	(26,538)
Trade and other payables	-	(11,167)	(11,167)
	33,192	(37,705)	(4,513)

IFRS13

There are no financial instruments that are measured subsequent to initial recognition at fair value.

The fair values of financial assets and financial liabilities have been determined with reference to available market information at the balance sheet date, using the methodologies described in their relevant notes:

•	Unsecured bank overdrafts, bank balances and cash and other financial assets, see note 14;
•	Fair value less costs of disposal for impairment testing of one CGU, see note 8;
•

Fair values of trade receivables and payables and cash and cash equivalents are assumed to approximate to cost due to the short-term maturity of the instruments and as the impact of discounting is not significant.

All other financial assets and liabilities together with calculations for fair value less costs of disposal were categorised as Level2.

16	Provisions

		Claims and	Employee
	Warranty	litigation	obligations	Other	Total
	€000	€000	€000	€000	€000
At 1 January 2015	(4,022)	(1,413)	(9,300)	(254)	(14,989)
Charge for the year		-	(353)	(148)	(501)
Amounts used	1,987	105	-	-	2,092
Currency variations	(17)	-	-	(1)	(18)
At 31 December 2015	(2,052)	(1,308)	(9,653)	(403)	(13,416)
Due within one year	(1,038)	-	(84)	(403)	(1,525)
Due in more than one year	(1,014)	(1,308)	(9,569)	-	(11,891)
	(2,052)	(1,308)	(9,653)	(403)	(13,416)

		Claims and	Employee
	Warranty	litigation	obligations	Other	Total
	€000	€000	€000	€000	€000
At 1 January 2014	(5,573)	(2,549)	(9,309)	(286)	(17,717)
Charge for the year	(60)	-	-	-	(60)
Amounts released	622	1,136	-	-	1,758
Amounts used	1,002	-	-	32	1,034
Currency variations	(13)	-	9	-	(4)
At 31 December 2014	(4,022)	(1,413)	(9,300)	(254)	(14,989)
Due within one year	(3,811)	(1)	-	-	(3,812)
Due in more than one year	(211)	(1,412)	(9,300)	(254)	(11,177)
	(4,022)	(1,413)	(9,300)	(254)	(14,989)

Significant judgements and estimates

Whilst estimating provisions requires judgement, the range of reasonably possible outcomes is narrow. After consideration of sensitivity analysis, amounts stated represent the Directors’ best estimate of the likely outcome.

Warranty

Provisions set aside for warranty exposures either relate to amounts provided systematically based on historical experience under contractual warranty obligations attaching to the supply of goods or specific provisions created in respect of individual customer issues undergoing commercial resolution and negotiation. In the event of a claim, settlement will be negotiated with the customer based on supply of replacement products and compensation for the customer’s associated costs. Amounts set aside represent the Directors’ best estimate of the likely settlement and the timing of any resolution with the relevant customer. Utilisation of the provision due in more than one year is estimated as €350,000 in 2017 and €664,000 from 2018.

Claims and litigation

Legal provisions amounting to nil (2014: €4,000) relate to estimates of amounts required to settle or remove litigation actions that have arisen in the normal course of business. Further details of legal matters are not provided to avoid the potential of seriously prejudicing the Stromag Business’ stance in law. Amounts are reversed only when the matter is formally settled or when a material change in the litigation action occurs where legal advice confirms lower amounts need to be retained to cover the exposure.

As a consequence of primarily legacy activities a small number of sites in the Stromag Business are subject to environmental remediation actions, which in all cases are either agreed formally with relevant local and national authorities and agencies or represent the Directors’ view of the likely outcome having taken appropriate expert advice and following consultation with appropriate authorities and agencies. Amounts of €1,308,000 (2014: €1,409,000) are provided and there is a corresponding indemnity asset recorded in note 10.

Utilisation of the claims and litigation provision due in more than one year is estimated as nil in 2017 and €1,308,000 from 2018.

Employee obligations

Long service non- pension and other employee related obligations arising primarily in the Stromag Business’ continental European subsidiaries amount to €9,653,000 (2014: €9,300,000). This balance includes an obligation related to asbestos with a corresponding indemnity asset recorded in note 10. Utilisation of the provision due in more than one year is estimated as €24,000 in 2017 and €9,545,000 from 2018.

Other

Other provisions relate to customer and supplier exposures.

17	Invested capital

Invested capital on GKN’s purchase of the Stromag Business, on 5 September 2011, was €161,395.

18	Cash flow reconciliations
	2015	2014
Cash generated from operations	€000	€000
Operating profit	6,233	7,460
Adjustments for:
Depreciation, impairment and amortisation of fixed assets
Depreciation	3,768	3,870
Impairment	-	218
Amortisation	183	258
Amortisation of non-operating intangible assets arising on business combinations	6,828	6,828
Net profits on sale and realisation of fixed assets	(268)	(33)
Movement in post-employment obligations	(1,682)	(1,012)
Change in recharges payable	(353)	(1,279)
Change in inventories	463	845
Change in trade and other receivables	1,144	(2,932)
Change in trade and other payables and provisions	(1,271)	(1,650)
	15,045	12,573

Movement in net debt
Movement in cash and cash equivalents	1,381	2,683
Net movement in other borrowings and deposits	(649)	(3,610)
Currency variations	(1,354)	(2,037)
Movement in year	(622)	(2,964)
Net debt at beginning of year	(25,814)	(22,850)
Net debt at end of year	(26,436)	(25,814)

Reconciliation of cash and cash equivalents
Cash and cash equivalents per balance sheet	1,455	1,458
Bank overdrafts included within “current liabilities - borrowings”	(403)	(433)
Cash and cash equivalents per cashflow	1,052	1,025

19	Post-employment obligations

	2015	2014	2013
Post-employment obligations as at the year end comprise:	€000	€000	€000
Pensions	(13,355)	(15,078)	(14,152)

The Stromag Business pension arrangements comprise defined benefit plans and membership of defined contribution schemes. The defined benefit pension plans in Germany and France are transferring to Altra as part of the Transaction and are therefore included in the Combined Balance Sheet of the Stromag Business. In other territories, such as the UK, employees of the Stromag Business are members of certain other GKN defined benefit pension plans. These plans are not transferring to Altra as part of the Transaction. Due to the nature of information available to the Stromag Business it is not possible to account for such plans as defined benefit. These multi-employer arrangements are accounted for as defined contribution.

The Stromag Business’ post-employment plans are substantially unfunded, with pension payments made from company funds as they fall due, rather than from scheme assets.

The Stromag Business’ defined benefit pension arrangements provide benefits to members in the form of an assured level of pension payable for life. The level of benefits provided typically depends on length of service and salary levels in the years leading up to retirement. In Europe, pensions in payment are generally updated in line with inflation. The European schemes are closed to new entrants.

Independent actuarial valuations of all major defined benefit scheme assets and liabilities were carried out at 31 December 2015. The present value of the defined benefit obligation and the related service cost elements were measured using the projected unit credit method.

(a)	Defined benefit schemes- significant judgements, assumptions and estimates

The most significant scheme is in Germany and so assumptions and sensitivity are shown for this scheme only.

Key assumptions:

Germany
%
2015
Rate of increase in pensionable salaries	2.50
Rate of increase in payment and deferred pensions	1.75
Discount rate	2.40
Inflation assumption	1.75
2014
Rate of increase in pensionable salaries	2.50
Rate of increase in payment and deferred pensions	1.75
Discount rate	1.90
Inflation assumption	1.75

The discount rate was calculated with reference to Aon Hewitt’s German discount rate yield curve consistent with prior year.

The mortality assumptions used in Germany were the RT2005-G tables. These assumptions give the following expectations: a male aged 65 lives for a further 18.6 years and a female aged 65 lives for a further 22.8 years whilst a male aged 45 is expected to live a further 21.5 years from age 65 and a female aged 45 is expected to live a further 25.5 years from age 65. These assumptions are based on the prescribed tables, rather than GKN experience.

19	Post-employment obligations (continued)
(a)	Defined benefit schemes- significant judgements, assumptions and estimates (continued)

Assumption sensitivity analysis

The impact of a one percentage point movement in the primary assumptions (longevity: 1 year) on the defined benefit obligations as at 31 December 2015 is set out below:

Germany
Liabilities
€000
Discount rate +1%	921
Discount rate -1%	(1,083)
Rate of inflation +1%	(936)
Rate of inflation -1%	824
Life expectancy +1 year	(676)
Life expectancy -1 year	589

The above sensitivity analyses are based on isolated changes in each assumption, whilst holding all other assumptions constant. In practice, this is unlikely to occur, and there is likely to be some level of correlation between movements in different assumptions. In addition, these sensitivities relate only to potential movement in the defined benefit obligations. Any asset held by the schemes, have been designed to mitigate the impact of these movements to some extent, such that the movements in the defined benefit obligations shown above would, in practice be partly offset by movements in asset valuations. However, the above sensitivities are shown to illustrate at a high level the scale of sensitivity of the defined benefit obligations to key actuarial assumptions.

The same actuarial methods have been used to calculate these sensitivities as are used to calculate the relevant balance sheet values, and have not changed compared to the previous period.

(b)	Defined benefit schemes - reporting

The amounts included in operating profit are:

Total
€000
2015
Current service cost	(32)
Past service credit- net	218
186
2014
Current service cost	(211)

The amounts recognised in the balance sheet are:

	2015
	Germany	France	Total	2014
	€000	€000	€000	€000
Present value of unfunded obligations	(11,969)	(1,386)	(13,355)	(15,078)
Present value of funded obligations	(910)	-	(910)	(1,411)
Fair value of plan assets	910	-	910	1,411
Net obligations recognised in the balance sheet	(11,969)	(1,386)	(13,355)	(15,078)

The contribution expected to be paid by the Stromag Business during 2016 is £1,139,000.

Cumulative remeasurement of defined benefit plan differences recognised in equity are as follows:

	2015	2014
	€000	€000
At 1 January
Remeasurement of defined benefit plans	312	(1,542)
At 31 December

19	Post-employment obligations (continued)
(b)	Defined benefit schemes – reporting (continued)

Movement in schemes’ obligations (funded and unfunded) during the year

	Germany	France	Total
	€000	€000	€000
At 1 January 2015	(14,422)	(2,067)	(16,489)
Current service cost	(32)	-	(32)
Past service credit	-	218	218
Interest	(263)	(35)	(298)
Remeasurement of defined benefit plans	166	145	311
Benefits and administrative expenses paid	1,672	353	2,025
At 31 December 2015	(12,879)	(1,386)	(14,265)
At 1 January 2014	(13,240)	(2,277)	(15,517)
Current service cost	(25)	(186)	(211)
Interest	(441)	-	(441)
Remeasurement of defined benefit plans	(1,841)	298	(1,543)
Benefits and administrative expenses paid	1,125	98	1,223
At 31 December 2014	(14,422)	(2,067)	(16,489)

Movement in schemes’ assets during the year

	Germany	France	Total
	€000	€000	€000
At 1 January 2015	1,411	-	1,411
Interest	27	-	27
Remeasurement of defined benefit plans	1	-	1
Benefits paid	(529)	-	(529)
At 31 December 2015	910	-	910
At 1 January 2014	1,365	-	1,365
Interest	45	-	45
Remeasurement of defined benefit plans	1	-	1
At 31 December 2014	1,411	-	1,411

Remeasurement gains and losses in relation to schemes’ obligations in the significant Germany scheme are as follows

Germany
€000
2015
Experience gains and losses	(353)
Changes in financial assumptions	519
166
2014
Experience gains and losses	(206)
Changes in financial assumptions	(1,635)
(1,841)

The fair values of the assets in the schemes were:

Germany
€000
At 31 December 2015
Other assets	910
910
At 31 December 2014
Other assets	1,411
1,411

19	Post-employment obligations (continued)
(c)	Defined benefit scheme- risk factors

Through its post-employment pension plans, the Stromag Business is exposed to a number of risks, the most significant of which are detailed below. The Stromag Business’ focus is on managing the cash demands which the pension plans place on the Stromag Business, rather than balance sheet volatility in its own right.

Inflation risk: As some pension obligations are linked to inflation, higher inflation expectations will lead to higher liabilities, although caps are in place to protect against unusually high levels of inflation.

Member longevity: As the Stromag Business’ post- employment obligations are generally to provide benefits for the life of the member, increases in life expectancy will generally result in an increase in plan liabilities (and vice versa).

(d)	Defined benefit schemes- demographic factors

As Germany is the only significant scheme demographic factors are provided solely for this plan.

Weighted average duration is a measurement technique designed to represent the estimated average time to payment of all cash-flows arising as a result of defined benefit obligations (i.e. pension payments and similar). The weighted average duration (years) of the defined benefit obligations in Germany are as follows:

	2015	2014
German	8	8

Defined benefit obligations are classified into those representing “active” members of a scheme or plan (i.e. those who are currently employed by the Stromag Business), “deferred” members (i.e. those who have accrued benefit entitlements, but who are no longer employed by the Stromag Business and are not yet drawing a pension) and “pensioner” members (ie. those who are currently in receipt of a pension). Additional information regarding the average age, number of members and value of the defined benefit obligation in each of these categories for Germany are given below:

	Active			Deferred			Pensioner
			Value			Value			Value
	Age	Number	(€000)	Age	Number	(€000)	Age	Number	(€000)
Germany	58	60	(1,151)	61	21	(1,111)	77	319	(10,617)

(e)	Defined contribution schemes

The Stromag Business operates a number of defined contribution schemes. The charge to the income statement in the year was €141,000 (2014: €45,000).

20	Contingent assets and liabilities

In the case of certain businesses, performance bonds and customer finance obligations have been entered into in the normal course of business, however, the risk of an obligation arising is considered remote. Indemnity assets are included in note 10.

21	Operating lease commitments -minimum lease payments

The minimum lease payments which the Stromag Business is committed to make at 31 December are:

	2015		2014		2013
		Vehicles,		Vehicles,		Vehicles,
		plant and		plant and		plant and
	Property	equipment	Property	equipment	Property	equipment
	€000	€000	€000	€000	€000	€000
Payments under non-cancellable operating leases:
Within one year	550	519	346	570	1,111	737
Later than one year and less than five years	800	529	861	551	1,360	738
After five years	499	310	118	23	-	100

	1,849	1,358	1,325	1,144	2,471	1,575

In certain circumstances, operating leases are transferring under the terms of the transaction.

22	Capital expenditure

Contracts placed against capital expenditure sanctioned at 31 December 2015 which are not provided amounted to €1,255,000 property, plant and equipment, €38,000 intangible assets (2014: €1,170,000 property, plant and equipment, nil intangible asset and 2013: €590,000 property, plant and equipment, nil intangible assets).

23	Related party transactions

In the ordinary course of business, sales and purchases of goods, trademark licence and service agreement costs have taken place between the Stromag Business and other subsidiaries of the GKN group, priced on an arm’s length basis. These sales and purchases, along with the associated year end receivable and payable are as follows:

	2015	2014
	€000	€000
Sales	1,178	1,074
Receivable	73	120
Purchases	(4,129)	(2,801)
Payables	(262)	(369)

At 31 December 2015, the Stromag Business had a loan receivable from other subsidiaries of the GKN group of€2,784,000 (2014: €2,706,000), bearing a principle interest rate of 2.2% (2014: 2.8%). In addition there was a loan payable of €30,272,000 (2014: €29,545,000), with a principle interest rate of 2.2% (2014: 2.8%).

24	Subsidiaries and other undertakings

Subsidiaries were included in the combined financial statements and are held indirectly by the Stromag Business through intermediate holding companies. The undertakings located overseas operate principally in the country of incorporation. The equity share capital of these undertakings is wholly owned by the Stromag Business.

Report of Independent Auditors

To the Board of Directors, GKN Industries Limited

We have audited the accompanying financial statements of The Stromag Business, which comprise the Combined Balance Sheets as of 31 December 2015 and 2014, and the related Combined Income Statements, Combined Statements of Comprehensive Income, Combined Statements of Changes in Invested Capital and Combined Cash Flow Statements for the years then ended.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with International Financial Reporting Standards (“IFRSs”) as issued by the IASB; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to The Stromag Business’ preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of The Stromag Business’ internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Stromag Business as of 31 December 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards (“IFRSs”) as issued by the IASB.

PricewaterhouseCoopers LLP

United Kingdom

Birmingham

17 January 2017